EXHIBIT 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

FIFTH AMENDMENT
TO THE
COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO THE COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Fifth Amendment”) is made by and between SENOMYX, INC. (“Senomyx”), a Delaware corporation, having a principal place of business at 4767 Nexus Centre Drive, San Diego, CA 92121, and NESTEC, Ltd. (“Nestlé”), a Swiss company, having a principal place of business at Avenue Nestlé 55, CH-1800 Vevey, Switzerland.

WHEREAS, Senomyx and Nestlé entered into that certain Collaborative Research and License Agreement dated as of April 18, 2002, as amended by that certain First Amendment dated October 23, 2003, that certain Second Amendment dated April 17, 2005, that certain Third Amendment dated March 22, 2006 and that certain Fourth Amendment dated April 14, 2008, (collectively, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement in the manner set forth in this Fifth Amendment (capitalized terms used but not otherwise defined in this Fifth Amendment shall have the meanings given such terms in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree to amend the Agreement as follows:

AGREEMENT

1.                                        The following definition is hereby added to Appendix A of the Agreement. All other definitions in the Agreement will remain unchanged.

“Caribbean” means the following countries, which list will at all times be subject to U.S. trade embargoes:

Anguilla Antigua and Barbuda Aruba Bahamas Barbados Belize Bermuda British Virgin Islands Cayman Islands Dominica	Dominican Republic Grenada Guadeloupe Guyana Haiti Jamaica Margarita Netherlands Antilles (includes Curacao and Bonaire) Puerto Rico	Saint Kitts and Nevis Saint Lucia Saint Vincent and the Grenadines San Andres Suriname Trinidad and Tobago Turks and Caicos Islands United States Virgin Islands

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2.                                        Section 7.4(A) of the Agreement is hereby amended and restated in its entirety as follows:

“7.4(A)(i)               Royalty for […***…] Products.  Nestlé will pay Senomyx a royalty equal to […***…] on that portion of […***…] during the Royalty Term of a […***…] Product(s) that contains at least one Selected Compound provided, however, that the royalty rate will be equal to […***…] on the portion of […***…] of a […***…] Product(s) that contains more than one Selected Compound.

7.4(A)(ii)                                               Royalty for […***…] Products.  Nestle will pay Senomyx royalties with respect to […***…] Products sold during the Royalty Term according to the following terms:

(a)                                         With respect to […***…] of […***…] Products occurring on or before […***…], Nestlé will pay Senomyx a royalty equal to […***…] on that portion of […***…] of an […***…] Product(s) that contains at least one Selected Compound provided, however, that the royalty rate will be equal to […***…] on the portion of […***…] of an […***…] Product(s) that contains more than one Selected Compound.

(b)                                        During the period commencing on […***…] and ending on […***…] (“[…***…] Royalty Period”), regardless of the amount of […***…] of […***…] Products during such period, Nestlé shall pay to Senomyx a […***…] based on the following schedule (“[…***…] Royalty(ies)”):

Date of Accrual	Amount of Payment
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

Subject to Section 7.4(A)(iii), payment of the above installments shall be the only royalties due for […***…] Products sold during the […***…] Royalty Period.  For the avoidance of doubt, […***…] Royalty payments under this Section 7.4(A)(ii)(b) are non-refundable and shall be due within […***…] of the applicable date of accrual set forth above.

In the event that during the […***…] Royalty Period the Agreement terminates early pursuant to Section 14 or if Nestlé otherwise ceases commercializing […***…] Products, accrual of […***…] Royalties shall cease as of the effective date of

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such termination or the date Nestlé ceases commercialization of […***…] Products and no additional payments on any dates of accrual referred to in the table above after the effective date of termination or after the date Nestlé ceases commercialization of […***…] Products shall become due and payable; provided, however, that in such event, for any period that is less than […***…] Nestle will pay a pro rated portion of the next […***…] payment through the effective date of such termination or the date that Nestlé ceases commercialization of […***…] Products Payments based on the actual number of days in such […***…]. Notwithstanding anything to the contrary in this Agreement, Nestlé must provide at least […***…] prior written notice to Senomyx before the […***…] Royalty payment obligation will cease.

During the […***…] Royalty Period, Nestlé will […***…] Senomyx with royalty statements for […***…] Products in accordance with Section 7.6; provided, however, that with each […***…] Royalty payment Nestlé will provide to Senomyx a list of each […***…] Product sold on a country-by-country basis.

(c)                       With respect to […***…] of […***…] Products occurring on or after April 1, 2010 and during the remainder of the Royalty Term, Nestlé will pay Senomyx a royalty equal to […***…] on that portion of total […***…] of an […***…] Product(s) that contains at least one Selected Compound provided, however, that the royalty rate will be equal to […***…] on the portion of […***…] of an […***…] Product(s) that contains more than one Selected Compound.

7.4(A)(iii)                                    Royalty for Products where […***…] Compounds and […***…] Compounds are Used.  In the event that Nestlé is selling Products that contain both a […***…] Compound(s) and an […***…] Compound(s), then the highest effective royalty rate under 7.4(A)(i) or 7.4(A)(ii) above will be applied for such Products.”

3.                                        The following subsection is hereby added at the end of Section 8.1(B) of the Agreement:

“; and (viii) an exclusive, nontransferable (except as permitted under Section 17.12), license under the Senomyx Technology to use […***…] Compound(s) solely for non-commercial development of […***…] Products in the […***…] Category in the Caribbean.”

4.                                        The following subsection is hereby added at the end of Section 8.1(C) of the Agreement:

“; and (viii) an exclusive, nontransferable (except as permitted under Section 17.12), license under the Senomyx Technology to make, have made, use, sell, offer for sale, have sold, import and export […***…] Products in the […***…] Category in the Caribbean.”

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5.             The following paragraph is hereby added at the end of Section 8.1 of the Agreement:

“Notwithstanding the foregoing, such exclusive grants in the Caribbean under Sections 8.1(B)(viii) and 8.1(C)(viii) above will be subject to Nestlé meeting the following aggregate minimum sales requirement:  a minimum of […***…] of […***…] Products in the Caribbean between […***…].  In the event that Nestlé does not timely meet or exceed such minimum sales requirement, such grants under Sections 8.1(B)(viii) and 8.1(C)(viii) above will become co-exclusive with one collaborator of Senomyx.”

6.                                        Except as specifically amended by this Fifth Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

7.                                        This Fifth Amendment will be governed by the laws of the State of California, U.S.A., as such laws are applied to contracts entered into and to be performed entirely within such State.

8.                                        This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment effective as of the date last signed by the parties below.

SENOMYX, INC.		NESTEC LTD.:

By:	/s/ Kent Snyder	By:	/s/ H. Waszyk
Name:	Kent Snyder	Name:	H. Waszyk
Title:	President, CEO and Chairman	Title:	Senior Vice President
Date:	September 15, 2008	Date:	15th September 2008

***Confidential Treatment Requested